Private and Confidential – Offer of Employment April 10, 2025 John F. Woods Dear John: On behalf of State Street Bank and Trust Company (the "Company"), a subsidiary/related corporation of State Street Corporation (“State Street”), we are excited to provide you with this full time offer of employment (the "Offer of Employment"), and we are delighted that you are considering joining our company! We look forward to having you on board. The core mission of State Street is to help create better outcomes for the world’s investors and the people they serve through leadership, innovation, and decisive action. Hiring talented employees like you is one critical step towards fulfilling our mission. Your employment/engagement will be on the terms set out in this Offer of Employment and the Terms and Conditions document, which are being provided to you together and are known as “the Agreement”. Position Details Your expected start date is August 18, 2025. You will be employed in the position of Executive Vice President, Chief Financial Officer. You will report to the Chief Executive Officer of State Street, currently Ron O’Hanley. Your normal place of work is State Street’s headquarters at One Congress Street in Boston, Massachusetts. You may be required to travel to and work at such other locations as the Company may require from time to time. The Company reserves the right to change your principal place of work. If you elect not to live in the Boston area, you will be personally responsible for the cost of any travel to and from our offices in Boston as well as any personal income tax liability related to your presence in Massachusetts, just as you would if you instead chose to live in the Boston area. In the Company’s sole discretion, you may also be responsible for reimbursing the Company for the aggregate incremental cost of any business travel originating from a city other than Boston for non- business reasons. Base Compensation You will be paid a base salary at the annual gross rate of $750,000. You will not be eligible for overtime. Incentive Compensation Subject to the discretion of the Human Resources Committee of State Street’s Board of Directors (the “HRC”), you will have the opportunity to earn variable, discretionary incentive pay in addition to salary. Your incentive compensation will be determined based upon by the performance of the State Street consolidated group of companies, the individual business unit for which you work, and your individual performance. Your incentive compensation will be delivered in (1) immediate cash, or (2) amounts payable at a future date (i.e., "deferred awards") in cash and/or shares of State Street common stock. You will be eligible to participate in the State Street Corporation Incentive Compensation Program (“the Plan”).

2 Target Incentive Compensation You will be eligible for an incentive compensation award with a target of $6,750,000 for the 2025 Plan year, subject to the terms and conditions of the Plan. This target is not subject to pro-ration to the duration of your actual service in 2025. Please understand that this target is not a guarantee, but represents the approximate amount you may be awarded under the Plan with respect to your performance in the applicable Plan year. Like all awards under State Street incentive compensation plans, whether or not you receive an award, and, if so, the amount ultimately awarded to you, are decisions made in the sole discretion of State Street based upon your achievement of personal goals, as well as company performance, other individual performance factors, risk factors, overall Plan funding, the capital reserve requirements of State Street, your performance assessment in the applicable plan year, and such other factors as determined by the HRC. The target will be used in determining the amount of your incentive compensation award for the specified year and will not be used to determine any other awards you are considered for in any State Street incentive plan for subsequent years. The amount awarded to you, if anything, may vary, up or down, from year to year. Payment under the Plan will be made in cash and/or deferred awards, pursuant to the cash/deferral split determined by the HRC. Award of incentive compensation in one year does not guarantee an award in any future year. One-Time Transition Assistance Payment You will receive a one-time transition assistance payment in the gross amount of $1,000,000 payable as soon as practicable in 2025 following your start date. Buyout Awards The Company intends to buy out unvested deferred compensation awards from your previous employer that you forfeit by joining the Company in the gross amount of $15,000,000. Any such buy- out will be subject to the applicable laws, regulations, and guidance in force at the time the buy-out occurs. In respect of this buy-out, the Company expects to award you: • Cash in the gross amount of $3,000,000, with one-half payable within sixty days following your start date and the remaining one-half payable within thirty days following the twelve- month anniversary of your start date. In the event you voluntarily terminate your employment before the third anniversary of your start date, you will repay the pre-tax value of any amounts paid within sixty days following your termination date. • A Deferred Stock Award (DSA) with an economic value at the time of grant of $8,500,000 subject to the approval of the award by the HRC, payable in shares of State Street Corporation common stock in two installments with approximately 70% vesting in February 2027 and 30% vesting in February 2028. • A Performance-Based Restricted Stock Unit award (PRSU) with a target economic value of $3,500,000, subject to the approval of the award by the HRC, payable in shares of State Street Corporation common stock in the first quarter of 2028. The grant of these buy-out awards is subject to the approval of the HRC and to your acceptance of the terms and conditions of the applicable plan and award agreement documents in effect at the time of grant. You must be employed in good standing on the date these awards are made in order to receive them. The performance metrics and pay-out parameters of the PRSU will use the same metrics as those used for the PRSUs awarded to members of State Street’s Executive Committee for the 2025-2027 performance period (regardless of the relevant performance metrics, prior performance towards those metrics and pay-out parameters of the performance share units forfeited to your former employer), except as needed to align with State Street’s administrative practices.

3 Benefit Program Participation You will be eligible to participate in all employee benefit programs that State Street makes available to its U.S. employees, subject to the eligibility requirements and other terms and conditions contained in the applicable plan documents. The State Street Benefits Overview, which provides information regarding State Street’s current benefit plan offerings, will be provided under a separate cover. You will also be entitled to certain additional benefits that are also provided to executives at the Executive Vice President level within the Company, such as an executive physical examination program and umbrella liability insurance. Visit Fidelity NetBenefits at www.netbenefits.com/statestreet for additional information about State Street’s benefits plans. State Street also provides a wide variety of talent development opportunities, which include online and instructor-led classes across a wide range of disciplines and topics, as well as mentors and numerous on-the-job experiences and skill-building opportunities. Although State Street intends to continue to offer valuable employee benefits and training programs for its employees indefinitely, it may amend, modify or terminate such programs at any time. Additional Agreements Following the commencement of your employment, you will be offered the opportunity to enter into State Street's standard change of control and indemnification agreements for similarly situated executives. Acceptance and Acknowledgement By signing and dating below, you represent and agree that you have read, understand and agree to the terms and conditions of the Offer of Employment/Engagement as set forth above and the associated Terms and Conditions Document. Subject to applicable laws, you will be subject to a covenant not to compete after your employment ends. Please see the associated Terms & Conditions document. You have the right to consult with an attorney before you accept this Offer of Employment. The acceptance must be received no later than 2 weeks from the date reflected above or the offer will expire and be of no further force or effect. I am delighted to extend this Offer of Employment to you on behalf of State Street and hope that you will choose to join our team. For and on behalf of the Company Kathryn Horgan, Chief Human Resources and Corporate Citizenship Officer Signed: /s/ Kathryn Horgan Date: April 10, 2025 Accepted and Agreed Name: John F. Woods Signed: /s/ John F. Woods Date: April 24, 2025

1 UNITED STATES EMPLOYMENT TERMS AND CONDITIONS (Massachusetts) PROVISIONS The following provisions reflect the terms and conditions of employment that apply to you as a United States employee of the Company in Massachusetts (the "United States Employment Terms and Conditions"). DEFINITIONS Except as otherwise defined herein, all defined terms in the United States Employment Terms and Conditions shall have the same meaning as reflected in the Offer of Employment with which it was received. The following terms and expressions have the following meanings: • “Associated Companies” means any entity controlling, controlled by or under common control with State Street Corporation and its direct and indirect subsidiaries and the direct and indirect subsidiaries of State Street Corporation. • “Confidential Information” means any and all information of State Street that is not generally available to the public, and includes any information received by State Street from any third party with the understanding, express or implied, that it would be kept confidential. By way of example, Confidential Information includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of State Street and to its customers, and information concerning any and all discoveries, inventions or improvements thereof made or conceived by you or others for State Street whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is formally designated as “confidential.” • “Client” means a present or former customer or client of State Street with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such customer or client, in each case at any time during your employment with State Street, or with respect to any restriction related to a Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. A former customer or client means any such customer or client for which State Street stopped providing all services during your employment with State Street, or with respect to any restriction related to a Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. • “Prospective Client” means a prospective customer or client of State Street with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such prospective customer or client, in each case at any time during your employment with State Street, or with respect to any restriction related to a Prospective Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. • “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance to induce a Client to: a. transfer the Client’s business from State Street to any other person or entity; b. cease or curtail the Client’s business with State Street; or c. divert a business opportunity from State Street to any other person or entity.

2 • "Termination Date" means the date upon which your employment with the Company terminates. OBLIGATIONS This offer and your employment with the Company are at all times conditional upon: (a) Your obtaining, retaining, and informing the Company of all necessary visas, work permits, businesses, registrations, or memberships to enable you to lawfully reside and work in the country which you are employed and fulfil the duties of your position; and (b) Your completing and obtaining a response which is satisfactory to the Company, in respect of any declarations, background and employment checks which the Company may require. By accepting these standard terms and conditions, you also represent and warrant to the Company that: (a) You are competent to properly carry out the duties of your position and that any representations as to qualifications, skills, experience, industry knowledge, business influence, client contacts and employment history made by you are true and accurate; (b) All information and documents represented to the Company during the recruitment process are true, accurate and complete; and (c) You have disclosed fully and frankly any and all circumstances that may be reasonably deemed to have a material influence on the Company's decision to employ you or impair your ability to discharge his/her duties and responsibilities hereunder. You expressly acknowledge that the Company has relied on the above representations and warranties in making its decision to offer to employ you and that the Company reserves the right to withdraw or revoke this Offer of Employment (if accepted, to rescind or terminate this Agreement) if any of the said representations and warranties are breached. TRAINING You may be required to complete job specific training courses or testing which the Company may provide from time to time. Any immediately applicable required training was noted in the job posting to which you applied. Additionally, you may also be required to complete annual compliance trainings as determined by the Company. HOURS OF WORK If you are a full-time employee, you will be required to work 40 hours per week. If you are a part time employee, the hours that you are required to work per week is set out in the attached Offer of Employment. From time to time the Company may vary your start and/or finish times depending on future business needs. You may also be required by the Company to work reasonable additional hours from time to time, without additional remuneration except where such payments are permissible under applicable law. BASE COMPENSATION State Street currently uses a bi-weekly pay cycle which generally results in payment every other Friday. State Street may adjust your base salary and pay cycle from time to time. All payments made to you during your employment shall be reduced by any tax or other amounts legally required to be withheld by State Street and any lawful deductions authorized by you. OVERTIME If you are eligible for overtime as indicated in the attached Offer of Employment, you will be eligible to receive overtime compensation, pursuant to State Street’s overtime policy and applicable law. If your work location is within California, you will be eligible to receive overtime at 1.5 times your hourly rate of pay for hours worked in excess of 8 hours in any given workday, and 2 times your hourly rate of pay for hours

3 worked in excess of 12 hours in any given workday. For all other work locations, you will be eligible to receive overtime at 1.5 times your hourly rate of pay for hours worked more than forty in any given workweek. In all cases however, you must not work overtime without the prior written permission of your manager. EXPENSE REIMBURSEMENT The Company has processes in place for reimbursing work-related expenses. Additional information regarding expense reimbursement will be available on the Company’s Corporate Policy Center once your employment commences. Be sure to discuss expense approval expectations with your manager when you commence work and before incurring any expenses. INCENTIVE COMPENSATION Any incentive compensation opportunities provided to you are subject to the terms and conditions of the applicable incentive compensation plan and the award agreement, including any vesting, forfeiture and/or clawback provisions therein. Although State Street intends to continue to use incentive compensation and structured incentive plans to reward performance indefinitely, it may amend, modify, or terminate its plans and programs at any time. The incentive plans and arrangements are subject to the guidance and regulations of all regulatory bodies where State Street and its affiliates operate, which may require that certain risk-mitigating features be included in incentive awards. Each form of incentive compensation is a discretionary benefit and unless stated otherwise, may be revised, amended, or withdrawn at any time. Nothing in these United States Terms and Conditions may be construed to create a right vested in you to receive any variable payments from the Company or State Street, nor shall the payment of any variable payment create any contractual or other right to receive future entitlement to or payment of such variable payment. Further, nothing herein may be construed as creating an employment relationship with any Associated Company other than the Company. Incentive compensation awards are typically made in the first quarter of each calendar year, although the Company reserves the right to vary the timing of awards from time to time in its sole discretion. You must be employed on the date that State Street's Human Resources Committee or other authorized body approves the final incentive compensation awards. Unless stated otherwise in the applicable plan documents or required by applicable law, all incentive compensation payments are non-pensionable and are subject to statutory deductions. If you are suspended from work on the grounds of suspected misconduct and/or you are the subject of an investigation or disciplinary proceedings (whether instituted by the Company or any relevant regulatory authority) as at the date on which the award would otherwise have been made, then the Company reserves the right to withhold the making of any award pending the outcome of any such investigation or disciplinary proceedings. For the avoidance of doubt, if it is determined that there is no case to answer or you are otherwise exonerated, the Company will make the award as if no suspension, investigation, or disciplinary proceedings had taken place or been invoked. GLOBAL AND LOCAL POLICIES During your employment you will be required to familiarize yourself, with due care, and comply to all applicable policies and procedures. You will be provided access to the polices through the Company’s Corporate Policy Center once your employment commences. These policies are non-contractual, and the Company reserves the right to amend, repeal and implement new policies and procedures from time to time. By accepting employment with the Company, you agree to keep yourself familiar with the policies and procedures (including any amendments, repeals, and new procedures) established by the Company.

4 PRIOR COVENANTS AND RESTRICTIONS By accepting this Agreement, you represent and warrant that your accepting employment with and performing services for State Street will not breach or be in conflict with your obligations to any third party and that you are not now subject to any covenant against competition, covenant against solicitation, court order or other agreement or obligation that could affect your performance of your duties and obligations to State Street. You further agree that you will not disclose to or use on behalf of State Street any confidential or proprietary information of any third party without that party’s consent. You must not make any disclosure to the Company, bring or use any confidential information owned by a third party to your employment with the Company or perform any work for the Company that might violate any covenant, similar to those contained in this Agreement, that you have given to any previous employer or other third party, without giving the Company prior notice in writing. You understand, acknowledge, and agree that a breach of this clause at any time may result in your immediate termination for serious misconduct. AT-WILL EMPLOYMENT Your employment at State Street is at-will. This means that either you or State Street may terminate the employment relationship at any time, for any reason. Nothing in this Agreement or any of the documents referenced in it obligates State Street to continue your employment for any particular period of time or level of compensation. Only the Chief Executive Officer of State Street may authorize, in writing, any change to the at- will status of your employment. CONFIDENTIALITY OF INFORMATION You expressly acknowledge that you have access to Confidential Information which is not generally known or made available to the general public, and that such Confidential Information is the property of the Company and the Associated Companies and/or its or their licensors, licensees, suppliers, partners, distributors, collaborators or customers. You agree specifically as follows, in each case whether during your employment or following the termination thereof: (a) You will always preserve as confidential all Confidential Information and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (b) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business, or corporation during or after the termination of your employment with the Company. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (c) You will use only Company-authorized systems to conduct Company-authorized business. You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any of the Company’s or any Associated Company’s data or systems through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable corporate information security procedures. (d) Upon the earlier of request or termination of employment, you agree to return to the Company, or if so directed by the Company, destroy any and all copies of materials in your possession containing Confidential Information. (e) You will not improperly use or disclose to or for the Company’s or any Associated Company’s benefit any information or trade secrets of (i) any if your former employers, or (ii) any other person or entity to whom you owe an obligation of confidentiality.

5 (f) You must immediately notify the Company if you suspect that Confidential Information has been improperly used or disclosed. (g) You must take all reasonable steps to prevent the unauthorized disclosure or use of the Confidential Information. The terms of this clause do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Agreement, is publicly disclosed (other than by a violation by you of the terms of this Agreement either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company. CERTAIN LIMITATIONS (a) Nothing in this Agreement prohibits you from reporting possible violations of law or regulation to any governmental, law enforcement, self-regulatory, or regulatory agency or authority or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Moreover, nothing in this Agreement requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: i. in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or ii. in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) You may have a legal obligation to avoid disclosure of materials subject to the bank examiner’s privilege, and/or privileges applicable to information covered by the United States Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report, or similar privileges applicable in any jurisdiction. The Company and the Associated Company do not waive any such applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information and you are not authorized to waive any privilege belonging to the Company or Associated Company. INTELLECTUAL PROPERTY Work means any invention, discovery, design, improvement, formula, process, technique, literary or artistic work, or any other item in which Intellectual Property Rights subsist or are capable of subsisting and is wholly or partly created, made, or discovered by you either: (a) In the course of your employment with Company; or (b) Otherwise using the facilities, resources, time, or any other opportunity provided by Company. Intellectual Property Rights means all existing and future rights which are capable of protection by copyright, patent, design, trademark or other registration or other forms of protection available in your jurisdiction, or elsewhere. The Work and all Intellectual Property Rights in the Work will belong absolutely to the Company, and you agree to do all things necessary and execute any document required to give effect to this ownership. You must immediately and fully communicate to the Company any Work created, made, or discovered by you.

6 You consent to the use of all existing and future Works made by you in the course of your employment and agree to waive any moral rights you may have in them, and to consent to any act which amounts to an infringement of any such moral right, in favor of the Company. "Moral rights" includes the right to be identified as the author of the work, the right not to have any other person identified as the author of the work and the right not to have the work subjected to any derogatory treatment. POST-EMPLOYMENT COOPERATION You agree that, following the termination of your employment with the Company or any Associated Company, you will reasonably cooperate with the Company or any Associated Company with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding which may have arisen or which may arise following the execution of these Global Terms. The Company shall reimburse you for any reasonable out-of- pocket and properly documented expenses you incur in connection with such cooperation. Post-employment cooperation must not be interpreted as a continuation or commencement of an employment relationship with the Company or any Associated Company. PRIVACY / PERSONAL DATA You acknowledge and consent to the Company collecting, storing, using, and disclosing your personal information (including but not limited to health, medical and other sensitive information) as reasonable required as a direct or indirect consequence of your employment. You agree that if you are required to collect, store, use or disclose personal information during the course of your employment, that you will do so in strict compliance with the requirements of all applicable privacy legislation and State Street’s privacy policy. NO WAIVER No delay or waiver by the Company or any Associated Company in exercising any right under this Agreement shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by the Company or any Associated Company must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. ASSIGNMENT Except as provided otherwise herein, this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. ENFORCEMENT You expressly acknowledge and agree that the provisions contained in this Agreement are necessary to the protection of the Company’s and each Associated Company’s business and good will and are material and integral to the undertakings of the Company or any Associated Company under the Agreement. You further agree that the Company and any Associated Company will be irreparably harmed in the event such provisions are not performed in accordance with their specific terms or are otherwise breached. Accordingly, if you fail to comply with such provisions, it would be deemed as a serious breach of your employment obligations, and the Company or any Associated Company shall be entitled, if it so elects to institute and prosecute proceedings in any court of competent jurisdiction to seek injunctive or other equitable relief or remedy in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled hereunder in order to protect its or their legitimate business interests.

7 INTERPRETATION OF BUSINESS PROTECTIONS The representations and agreements made by you in all sections above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Offer of Employment is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. GOVERNING LAW This Agreement shall be subject to and governed by the laws of the state, in which your work is located, without regard to that jurisdiction’s conflicts of law principles. NON-SOLICITATION You agree that during your employment and for a period of eighteen (18) months from the date of termination of your employment (in the aggregate, the “Non-Solicit Period”), you will not, without the prior written consent of State Street: (a) Solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of State Street), the employment or engagement of, hire, employ or engage, recruit, or in any way assist another in soliciting or recruiting the employment or engagement of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of State Street (excluding any such Officer whose employment was involuntarily terminated); or (b) Engage in the Solicitation of Business from any Client or Prospective Client on behalf of any person or entity other than State Street. If you reside in or have a primary reporting location in California or New York, clause (a) shall be deemed to exclude the words “hire, employ or engage” and shall be construed and enforced accordingly. Additionally, if you reside in or have a primary work location in California, then following the termination of your employment for any reason, clause (b) shall apply only if you use a trade secret of State Street in any such solicitation. For the purpose of this Paragraph, the term “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, the post-employment period of restriction contained in this paragraph shall be reduced by the duration of any Notice Period to which you are subject; provided that, during such Notice Period you fully comply with your obligations under this paragraph and under any other non-solicitation, no-hire or noncompetition provision contained in any other agreement between you and State Street, including any such restrictions that are a condition precedent to the receipt of compensation or benefits under other awards, plans or arrangements of State Street NOTICE PERIOD UPON RESIGNATION To permit State Street to safeguard its business interests, including its valuable customer goodwill, you agree to give State Street advance notice of your resignation. The duration of the advanced notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (a) If you are a member of the Executive Committee, you will give 180 days’ advance notice; (b) If you are an Executive Vice President (but not a member of the Executive Committee), you will give 90 days’ advance notice; (c) If you are a Senior Vice President or Senior Managing Director, you will give 60 days’ advance notice; and (d) If you are a Managing Director or Vice President, you will give 30 day’s advance notice.

8 During the Notice Period, you will cooperate with State Street and provide State Street with any information it requests, in order to transition your duties, accomplish State Street’s business, and/or preserve its valuable client relationships. In its sole discretion, during the Notice Period, State Street may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Nevertheless, except as described below, for the duration of the Notice Period you shall remain an employee of State Street, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to be subject to and to comply with State Street’s corporate and other policies. You agree that should you breach this Notice Period paragraph and fail to provide notice as required herein, in addition to remedies under law, State Street shall be entitled to injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided without the need to post bond. If you have sixty or fewer days’ notice remaining in your required Notice Period, State Street may choose to release you from your obligations under this Paragraph and terminate your employment with immediate effect and without any payment in lieu of any unexpired Notice Period. For the avoidance of doubt, any such release by State Street shall not affect your other obligations under this Agreement. Any termination of your employment pursuant to this Notice Period paragraph, including by State Street during the Notice Period, will be a voluntary termination for all purposes. Additionally, if you are an Executive Vice President, notwithstanding the foregoing, this Notice Period paragraph shall not apply in the event you terminate your employment for Good Reason as defined in an agreement or plan relating to a change in control of State Street. NON-COMPETITION In consideration of your employment with State Street, the compensation and other benefits to be provided to you under the Offer of Employment to which this Agreement is appended, and the significant special training and support resources you will receive in the course of your employment by State Street, you agree that the restrictions set forth in this Paragraph are necessary to protect the goodwill, Confidential Information (including trade secrets) and other legitimate interests of State Street. State Street hereby advises that you have the right to consult an attorney before signing this agreement. You agree that, while you are employed by State Street and for the following applicable time period following the date of termination of your employment with State Street for Cause (in the aggregate, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of State Street with respect to which you were involved at any time during your employment or, with respect to the portion of the Non-Compete Period that follows termination of your employment, within the two years preceding the date of the termination of your employment with State Street: Unless one of the exceptions described immediately below the following section applies to you, the Non- Compete Period will continue after the termination of your employment for any reason under the following circumstances for the period noted. If at the time your employment terminates: (a) You were an Executive Vice President or higher, the Non-Compete Period will continue for 12 months; or (b) You were a Client Executive (as so designated by State Street) at any time during the twelve (12) months immediately preceding the termination of your employment, the Non-Compete Period will continue for 12 months. If none of the above apply, but one of the following was true at any time during the 12 months immediately preceding the termination of your employment and if at the time your employment terminates:

9 (a) You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families (defined below), the Non-Compete Period will continue for 6 months; or (b) You were a Vice President working in one of the Specified Job Families (defined below), the Non-Compete Period will continue for 3 months. The post-employment periods of restriction described above will be reduced by one day for every day during which, at State Street’s direction, you are on a complete leave of absence pursuant to the Notice upon Resignation clause. Exceptions — If you reside in or have a primary reporting location in Massachusetts when State Street terminates your employment involuntarily not for Cause (as defined here), then the Non-Compete Period shall end upon the termination of your employment. If you reside in or have a primary reporting location in California, then the Non-Compete Period shall end upon the termination of your employment for any reason. Definitions — For purposes of this non-competition promise, the following definitions apply: “Cause” means (i) State Street’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior or (ii) other grounds for discharge that are reasonably related, in State Street’s honest judgment, to its business needs. The definition applies only to the enforceability of this promise not to compete and any other non-competition agreement between you and State Street. It does not in any way modify the at-will employment relationships between you and State Street. “Restricted Area” means anywhere that State Street markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of State Street at any time within the 2-year period immediately preceding such termination. “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by State Street at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to State Street at any time within such 2-year period. “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed below. Your Job Family is set out at the beginning of the Offer of Employment to which this Terms & Conditions are associated. Capital Markets > Alternative Execution Services Capital Markets > Cash Equities Capital Markets > Commission Management Capital Markets > Equity Finance Capital Markets > Execution (Agency) Trading Capital Markets > Foreign Exchange

10 Corporate Banking > Corporate Banking Operations Corporate Banking > Credit Services Corporate Banking > Structured Products Investment Management > Alternatives Portfolio Management Investment Management > Equity Portfolio Management Investment Management > Equity Research Investment Management > Fixed Income Portfolio Management Investment Management > Fixed Income Research Investment Management > Investment Management BU / Executive Management Investment Management > Investment Solutions Portfolio Management Investment Management > Investment Solutions Research Investment Management > Product Specialist / Strategist Investment Management > Quantitative Investments Investment Management > Research Investment Management > Trading Sales and Service > Account Management Sales and Service > Business Development Sales and Service > Client Services Sales and Service > Consultant Relations Sales and Service > Institutional Sales Sales and Service > Intermediary Sales Sales and Service > Relationship Management Sales and Service > Sales Sales and Service > Sales and Service BU / Executive Management Sales and Service > Sales Support & Effectiveness Finance > Investor Relations

11 For and on behalf of the Company /s/ Kathryn Horgan Kathryn Horgan Executive Vice President Chief Human Resources and Citizenship Officer Accepted and Agreed Name: John F. Woods Signed: /s/ John F. Woods Date: April 24, 2025